THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THIS DEBENTURE.

$11,914.91	September 26, 2014

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ORBIS CORPORATION, a Nevada corporation (“Orbis” or the “Company”), hereby promises to pay to DYNAMIS CAPITAL, INC., a Nevada corporation (“DYNAMIS”), the principal sum of $11,914.91 together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Note (the “Note”). This Note memorializes the obligation to repay funds loaned to Orbis either directly or indirectly through the payment of expenses as follows:

(i) Payment to Jacquelyn B. Bolles, CPA on September 25, 2014 for accounting services - $5,000.00

(ii) Payment to Salberg & Company, PA on September 25, 2014 for auditing services - $4,543.66

(iii) Payment to Legal & Compliance, LLC on September 25, 2014 for legal services - $2,371.25

1. Principal and Interest. Interest shall accrue on the unpaid principal balance and any unpaid late fees or other fees under this Note at a rate of ten percent (10.0%) per annum until the full amount of the principal and fees has been paid. Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law, as provided in Section below. The entire unpaid principal balance and all accrued and unpaid interest, if any, under this Note, shall be due and payable on the date that is one hundred and eighty days (180 days) from the date hereof (the “Maturity Date”).

2. Payment. Unless prepaid or converted in accordance herewith, all principal and accrued interest under this Note is payable in one lump sum on the Note Maturity Date. All payments of interest and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be delivered to DYNAMIS at the address furnished to Company for that purpose.

3. Prepayment by Company. Company may, with the consent of DYNAMIS, pay, without penalty, all or any portion of the outstanding balance along with any accrued but unpaid interest on this Note at any time prior to the Note Maturity Date.

(i) Lender Optional Conversion to Shares. Beginning on the date of issuance of this Note, DYNAMIS is entitled to convert all amounts due hereunder into shares of the Company’s Common Stock at the Conversion Price. Conversion rights shall terminate upon acceptance by DYNAMIS of payment in full of principal, accrued interest and any other amounts due under this Note.

(ii) Calculation. The number of shares of the Company’s Common Stock to be issued upon conversion of this Debenture shall be determined by dividing (x) the amount of principal and accrued and unpaid interest to be converted by (y) the Conversion Price then in effect.

(iii) Conversion Price ; Number of Shares. The conversion price shall be computed by dividing the principal sum and any accrued interest outstanding on the Debenture by the average volume weighted average price (VWAP) of the Company’s common stock over the seven (7) trading days prior to the Conversion Date and then multiplying the result by 80% (20% discount to market) or $.01 whichever is greater (the “Conversion Price”). Provided however, that if no market exists at $0.01 per share

4. Default. If any of the events specified below shall occur (each, a “Note Default”) DYNAMIS may declare the unpaid principal balance under this Note, together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to Company. If any default, other than a Payment Default (as defined below), is curable, then the default may be cured and no Note Default will have occurred if Comapny, after receiving written notice from DYNAMIS demanding cure of such default, either (a) cures the default within fifteen (15) days of the receipt of such notice, or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that DYNAMIS deems in DYNAMIS’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an DYNAMIS Note Default:

4.1. Failure to Pay. Company’s failure to make any payment when due and payable under this Note (a “Payment Default”);

4.2. Breaches of Covenants. Company’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note;

4.3. Representations and Warranties. If any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Company to DYNAMIS in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Company to enter into the Loan Agreement, shall be false or misleading in any material respect when made or furnished; and

4.4. Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar law or rule against Company, and such petition is not dismissed within sixty (60) days, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Company.

5. Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that neither party shall assign any of its rights hereunder without the prior written consent of the other party.

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6. Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Nevada for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

7. Loan Agreement; Arbitration of Disputes. By acceptance of this Note, each party agrees to be bound by the applicable terms, conditions and general provisions of the Loan Agreement and the other Transaction Documents.

8. Customer Identification–USA Patriot Act Notice. Company hereby notifies DYNAMIS that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Company’s policies and practices, Company is required to obtain, verify and record certain information and documentation that identifies DYNAMIS, which information includes the name and address of DYNAMIS and such other information that will allow Company to identify DYNAMIS in accordance with the Act.

9. Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.

10. Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

11. Time of Essence. Time is of the essence with this Note.

12. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

13. Attorneys’ Fees. If any arbitration or action at law or in equity is necessary to enforce this Note or to collect payment under this Note, DYNAMIS shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

14. Amendments and Waivers; Remedies. No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to either party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by DYNAMIS and Company and (ii) only in the specific instance and for the specific purpose for which made or given.

15. Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the subsection of the Loan Agreement titled “Notices.” Either party may change the address to which notices, requests, demands, claims or other communications hereunder are to be delivered by providing notice thereof to the other party.

16. Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of DYNAMIS and Company and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations of DYNAMIS and Company with respect to the subject matter of the Transaction Documents. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

ORBIS CORPORATION

By:	/s/ Manhor Singh Bansal
Manhor Singh Bansal
CEO and President

DYNAMIS CAPITAL, INC.

By:	/s/ Jasvinder Kaur Dhaliwal
Jasvinder Kaur Dhaliwal
President

[Signature Page to Secured Investor Note #1]